                                                                    Exhibit 99.1

This statement on Form 4 is filed by CIE Management II Limited.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                              For and on behalf of
                              CIE Management II Limited:

                              /S/ MATTHEW ELSTON
                              -------------------------------------------------
                              Name:  Matthew Elston
                              Director, CIE Management II Limited

                              /S/ LAURENCE MCNAIRN
                              ------------------------------------------------
                              Name:  Laurence McNairn
                              Director, CIE Management II Limited